                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HALIFAX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                               HALIFAX CORPORATION
                              5250 Cherokee Avenue
                           Alexandria, Virginia 22312


                         ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

       You are cordially invited to attend the Annual Meeting of Halifax Shareholders which will be held on Thursday, September 21, 2000 at 2:00 p.m. local time at the Hilton Hotel, 5000 Seminary Road, Alexandria, VA 22311.

       In addition to the meeting purposes enumerated in the attached Notice, it shall be our pleasure to entertain questions pertaining to the affairs of the Company which affect the interests of Shareholders as a whole.

       We encourage your attendance and look forward to seeing you at the meeting, but whether or not you plan to attend, your vote is very important to us. Information about voting procedures can be found in the proxy statement and on the stub portion of the enclosed proxy card. Please return a signed proxy card so that you can be sure your shares will be properly voted.

                                        Sincerely,



                                        Charles L. McNew
                                        President and Chief Executive Officer

August 15, 2000

                               HALIFAX CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 21, 2000

To the Shareholders of Halifax Corporation:

       NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held at, the Hilton Hotel, 5000 Seminary Road, Alexandria, VA 22311 on Thursday, September 21, 2000, at 2:00 p.m. local time, for the purpose of considering and acting upon the following:

       1.     Election of six (6) directors for the ensuing year.

       2. Ratification of the Board of Directors' appointment of Deloitte & Touche LLP Certified Public Accountants, as the Company's independent auditors for the fiscal year ending March 31, 2001.

       3. Transact such other business as may properly come before the meeting.

       Stockholders of record at the close of business on August 10, 2000 are entitled to vote. Your vote is important regardless of the number of shares that you own. Kindly sign, date and return the enclosed proxy card.

                                      By Order of the Board of Directors

                                      Ernest L. Ruffner
                                      Secretary

                               HALIFAX CORPORATION
                              5250 CHEROKEE AVENUE
                           ALEXANDRIA, VIRGINIA 22312

                                 PROXY STATEMENT

       The Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held on September 21, 2000 at the Hilton Hotel, 5000 Seminary Road, Alexandria, Virginia 22311, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below.

       The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

       The cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit Proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of Proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

       The Proxy may be revoked by the person giving it at any time before it has been voted by delivering written notice to the Company or by delivering a later dated Proxy.

       Unless instructed to the contrary on the Proxy, each Proxy will be voted for the persons named below in the election of directors to the Company's Board of Directors; for ratification of the appointment of Deloitte & Touche LLP, Certified Public Accountants, to be the Company's independent auditors for fiscal 2001; and with respect to such other matters which may properly come before the Annual Meeting. The persons named as proxy holders will exercise their best judgment with respect to such other matters. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matters. Management knows of no other matters to come before the Annual Meeting at this time.

                       SHARES OUTSTANDING AND VOTING RIGHT

       Shareholders of record at the close of business on August 10, 2000, will be entitled to notice of and vote at the Annual Meeting. On that date there were 2,050,686 shares of the Company's Common Stock outstanding. The holders of these shares are entitled to one vote per share.

       Under the rules of the American Stock Exchange (AMEX) brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as "broker non-votes", and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a director has been elected or whether a proposal has been approved by the shareholders.

       Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

                              ELECTION OF DIRECTORS

       The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of Directors has been fixed at six.

       It is, therefore, proposed to elect a Board of Directors of six persons to serve until the next annual meeting of Shareholders or until the election and qualification of their respective successors. Unless authority is withheld, the proxies shall be voted for the election as directors of the following persons named below. All six nominees are now serving as directors. All six of the nominees have agreed to serve if elected.

       Management has no reason to believe that any nominee will not be available to serve, but if any nominee should be or become unable to serve, the shares represented by Management proxies will be voted, instead, for the election of another person recommended by the Board of Directors as a director.

       The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with respective periods of service as directors and other positions with the Company

            THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES:

                                        DATE FIRST   PRINCIPAL OCCUPATION AND
NOMINEE                        AGE       ELECTED     EMPLOYMENT; OTHER BACKGROUND
-------                        ---      ----------   ----------------------------
Arch C. Scurlock               80          1973      Arch C. Scurlock, presently Chairman of the Board of Directors, has been a Director of the Company since 1973. He has been
                                                     President and a Director of Research Industries Incorporated, a
                                                     private investment company since 1968. He served from 1969 to 1992 as Chairman of the Board of TransTechnology Corporation, a
                                                     manufacturer of aerospace defense and other industrial products.

Charles L. McNew               48          2000      Charles L. McNew joined the Company in July 1999 and was appointed
                                                     President and Chief Executive Officer May 8, 2000. He had been acting President and CEO from April 14, 2000 to May 7, 2000 and prior to that was Executive Vice President and Chief Financial
                                                     Officer. Prior to joining the Company, from July 1994 through July
                                                     1999 Mr. McNew was Chief Financial Officer and later Chief
                                                     Operating Officer of NumereX Corporation, a public Company which develops and markets communications and information products and services.

John H. Grover                 72          1984      John H. Grover became a Director of the Company in 1984. He has served as Executive Vice President, Treasurer and Director of
                                                     Research Industries Incorporated since 1968, and as a Director of
                                                     TransTechnology Corporation from 1969 to 1992.

Alvin E. Nashman               73          1993      Alvin E. Nashman, elected Director of the Company on September 17,
                                                     1993, served on the Board of Directors of Computer Sciences
                                                     Corporation (CSC) and as President of its Systems Group until 1986 and 1991 respectively. Dr. Nashman currently serves on the Boards of Andrulis Corporation, an information systems company, Micros to
                                                     Mainframes, Inc. (OTC), an information systems company, and on the
                                                     Advisory Boards of Dominion Wireless, a personal security company,
                                                     Unitech Inc., an information systems company, Trawick Assoicates, an information systems company, Performance Engineering
                                                     Corporation, an information systems company, e-Greenbiz.com, an internet portal company, and James Monroe Bank, a community bank.

John M. Toups                  74         1993       John M. Toups served as President and CEO of Planning Research
                                                     Corporation (PRC) from 1978 to 1987. Prior to that he served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board and CEO of the
                                                     National Bank of Washington and Washington Bancorp and is
                                                     currently a Director of CACI International, Inc., an information technology company, NVR, Inc. a home builder company, Thermatrix,
                                                     Inc., an air emissions control technology company, Andrulis
                                                     Corporation, an information systems company and GTSI, a reseller of software/hardware company.

Thomas L. Hewitt               61        2000        Thomas L. Hewitt founded Federal Sources in December of 1984, a market research and consulting firm, and served as the Company's
                                                     CEO until the recent sale of the Company in 2000. Prior to founding Federal Sources, Mr. Hewitt served as a Senior Vice
                                                     President of Kentron, an information technology professional services company acquired by PRC, and held several senior level positions at CSC, an information technology systems integration company, including President of the Infonet Government Systems
                                                     Division and VP of Program Development of the Systems Group.

                            OTHER EXECUTIVE OFFICERS

       In addition to Mr. McNew, the following persons serve as executive officers of the Company.

       Joseph Sciacca, age forty-seven, Vice President of Finance and Chief Financial Officer since May 2000. He was appointed Corporate Controller in December 2000 and provided consulting services to the Company prior thereto beginning in March 1999. From September 1996 through September 1998, he was Chief Financial Officer of On-Site Sourcing, a legal document management services firm. From 1994 through 1996 he was a principal in a tax and consulting firm.

       Robert Santmyer, age forty, Vice President and General Manager, Technology Services Division since June 1999. Prior to joining Halifax, he was Vice President, Professional Services, Dictaphone Corporation from September 1998 to June 1999. Other positions held were General Manager, DCX Systems LTD, a subsidiary of NumereX Corporation from February 1997 until September 1998; and from April 1989 until February 1997 Vice President, Professional Services, MAXM Systems Corporation.

       Melvin L. Schuler, age fifty-six, is Vice President, Communications Services Division. Mr. Schuler has been with Halifax since 1972, serving in various management positions within the Communications services line of business.

       James L. Sherwood, IV, age fifty-eight, is Vice President, Contracts and Administration. He previously served as Vice President of the Company's Facilities Services Division. He has been with the Company and its subsidiaries since 1978.

       James L. May, age sixty-four, Vice President and General Manager, Computer Maintenance Division. Mr. May has been with Halifax since April 1, 1997. Prior to joining the Company, Mr. May was an independent Consultant from 1992 to 1997. Prior to that time Mr. May was a Vice President of Decision Data Corporation. Other positions held include Vice President, Bell Atlantic Corporation, Sorbus Service Division. Also President and Chief Operating Officer for Beta Products Corporation. Mr. May has also served on the Board of Directors for Forney Special Products.

       Ernest L. Ruffner, age sixty-five is Corporate Secretary. Until his retirement in December 1999 he also served as General Counsel of the Company. He was first elected Secretary in July of 1985.

                         BOARD OF DIRECTORS; COMMITTEES

       During the year ended March 31, 2000, the Board of Directors held six meetings. During that year, all members who were directors at the time attended all of the meetings held by the Board and by each committee of the Board of which he was a member.

       Set forth below is certain information regarding certain existing committees of the Board of Directors:

              Audit Committee. The Audit Committee reviews the results of, and the suggestions provided in connection with, the Company's annual audit by its independent auditors; reviews internal audit and other accounting procedures established by management; and considers the scope of the audit and non-audit services provided by the Company's independent public accountants, including the fees charged for those services, and recommends to the Board the appointment of the Company's independent auditors. The committee's current members are Messrs. Grover, Toups and Nashman. During the year ended March 31, 2000, the committee held one meeting.

              Compensation and Incentive Committee. The Compensation and Incentive Committee advises the Board of Directors with respect to compensation levels and the issuance of stock options to key employees of the Company. The committee members are Messrs. Scurlock, Grover, and Toups. During the year ended March 31, 2000, the committee held two meetings.

              Nominating Committee. The Nominating Committee was created for the purpose of considering individuals to be nominated for election to the Board of Directors. Selections are presented to the Board for inclusion in the slate of management nominees submitted to the shareholders for election. The current committee members are Messrs. Nashman, Grover, and Scurlock. During the year ended March 31, 2000, the committee held one meeting.

                PRINCIPAL SHAREHOLDERS AND DIRECTORS AND OFFICERS

       The following table sets forth as of July 31, 2000 (1) the number of shares of the Company's common stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding (2) the number of shares owned by each director and officer of the Company and (3) the number of shares owned beneficially by all officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.

NAME OF                                                           AMOUNT AND NATURE OF
BENEFICIAL OWNER                                                  BENEFICIAL OWNERSHIP                  PERCENT
----------------                                                  --------------------                  -------
Research Industries Incorporated (1)(3)(5)                                    715,780                     34.9
  123 North Pitt Street
  Alexandria, Virginia 22314

Arch C. Scurlock (1)(2)                                                       722,530(8)                  35.2
  123 North Pitt Street
  Alexandria, Virginia 22314

John H. Grover (3)                                                              6,750(8)                   0.3
   123 North Pitt Street
   Alexandria, Virginia 22314

Ernest L. Ruffner(4)                                                            4,900(8)                   0.2
   5250 Cherokee Avenue
   Alexandria, Virginia 22312

Alvin E. Nashman                                                                9,750(8)                   0.5
    5250 Cherokee Avenue
    Alexandria, VA 22312

John M. Toups                                                                   9,750(8)                   0.5
    5250 Cherokee Avenue
    Alexandria, VA 22312

Thomas L. Hewitt                                                                  250(8)                     *
    5250 Cherokee Avenue
    Alexandria, VA 22312

Charles L. McNew(7)                                                             1,000                        *
    5250 Cherokee Avenue
    Alexandria, VA 22312

Melvin L. Schuler                                                              12,100(9)                   0.6
    5250 Cherokee Avenue
    Alexandria, VA 22312

James L. Sherwood IV                                                            5,225(9)                   0.3
    5250 Cherokee Avenue
    Alexandria, VA 22312

John J. Reis(6)                                                                   0                          *

All officers and directors as a
    group, including the above (10 ) persons                                  772,255(10)                 37.6

*      Less than 1%

(1) Research Industries Incorporated is 93% owned by Arch C. Scurlock, Chairman of the Company's Board of Directors. Dr. Scurlock is also President and a director of Research Industries Incorporated.

(2)    Includes 715,780 shares owned by Research Industries Incorporated.

(3) Mr. Grover is also a greater than 5% owner, a director and Executive Vice President and Treasurer of Research Industries Incorporated.

(4)    Mr. Ruffner is Secretary of Halifax Corporation.

(5) Research Industries Incorporated owns $2 million face amount of the Company's 7% Convertible Subordinated Debenture dated January 27, 1998 and $690,000, $310,000, $500,000 and $500,000 face amount of the
       Company's Promissory Notes dated October 8, 1998, October 13, 1998, November 2, 1998 and November 5, 1998, respectively.

(6)    Mr. Reis ceased serving as President and CEO of the Company on April 14,
       2000.

(7)    Mr. McNew was appointed President and CEO on May 8, 2000.

(8) Includes options to purchase Common Stock under the Non-Employee Director Stock Option Plan as follows: Arch C. Scurlock - 5,250; John H. Grover - 5,250; Ernest L. Ruffner - 4,750; Alvin E. Nashman - 5,250; John M. Toups
       - 5,250 and Thomas L. Hewitt - 250.

(9) Includes options to purchase Common Stock under the Employee Stock Option Plan as follows: Melvin L. Schuler - 5,250 and James L. Sherwood IV - 3,000.

(10) Includes options to purchase 34,250 shares of Common Stock under Company stock option plans.


                             EXECUTIVE COMPENSATION
               REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

       The overall philosophy regarding compensation of the Company's executive officers continues to be based upon the concept that in order to achieve the Company's objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Committee has an established policy whereby a significant segment of an executive's total compensation is related directly to performance resulting in the interest of the Company's executives being in parallel with the interest of its shareholders.

       The executive compensation program includes three elements which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive marketplace.

       The base salaries of the executive officers are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular positions. Reviewed annually, base salaries are related indirectly to the Company's performance and marginally related to the cost of living.

       The base salary of Howard Mills, the Company's president and chief executive officer from 1994 until his retirement in February 1999, was increased by 5 percent to $175,000 effective July 1, 1998. He also participated in the Company's 401(k) Plan, to the extent set forth below.

       On March 1, 1999, John Reis was appointed President and CEO following Mr. Mills' retirement. Mr. Reis' appointment was based on a thorough search by a committee of the Board, which considered candidate qualifications and competitive salaries. Mr. Reis' salary was $200,000 annually, effective March 1, 1999. Mr. Reis resigned from his position effective April 14, 2000.

       Mr. McNew was appointed President and CEO effective May 8, 2000 at an annual salary of $200,000.

       The second component of the executive compensation program is incentive compensation related to the achievement of business plan objectives. The business plan and related objectives are reviewed and approved by the Board of Directors. Executives who qualify under the program are monetarily awarded if specific objectives are achieved and can be further rewarded, based upon a formula calculation if assigned objectives are exceeded. Mr. Reis earned incentive compensation of $150,000 for the fiscal year ended March 31, 2000. Mr. McNew earned incentive compensation of $100,000 for the fiscal year ended March 31, 2000. For the fiscal year ended March 31, 2001, Mr. McNew may qualify for incentive compensation which could total $100,000 or more based on the achievement of certain objectives.

       The final component of the executive compensation program is the 1994 Key Employee Stock Option Plan ("Plan") which was adopted and approved by the Company's shareholders at the 1994 annual meeting and is for the benefit of the Company's key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and leadership, the continued success of the Company depends. The Plan is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted. On October 5, 1999 options were granted to Mr. Reis to acquire 75,000 shares of the Company's common stock at $5.75 per share. These options are exercisable upon the earlier of the share price reaching $9 (1/3), $12 (1/3), $15 (1/3), October 5, 2003, or a change of control event. The options expired 90 days after Mr. Reis' departure from the Company. On October 5, 1999 and May 18, 2000 Mr. McNew was granted 45,000 and 25,000 options, respectively, to acquire the Company's common stock at exercise prices of $5.75 and $5.50 per share, respectively.

       No member of the Compensation and Incentive Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Arch C. Scurlock                    John M. Toups                      John H. Grover

                           SUMMARY COMPENSATION TABLE

       The following table sets forth information relating to the Chief Executive Officers and the only other officers whose compensation exceeded $100,000 serving except as otherwise indicated at the close of the fiscal year ended March 31, 2000 for services rendered in all capacities during the fiscal years ended March 31, 2000, 1999, and 1998.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                 Long-Term Compensation
                                    -------------------                 ----------------------
                                                                               Payouts
                                                                               -------

                                                             Other
                                                             Annual                All Other
                                                             Compen-    Options     Compen-
                                      Salary     Bonus       sation      SARs       sation
                            Year       ($)        ($)        ($)(1)       (#)       ($)(2)
                            ----       -----     -----       ------      -----     -------
Charles L. McNew(3)         2000     100,451      75,000        925      45,000      1,962

John J. Reis(4)             2000     201,247     150,000        675      25,000      5,948
Former CEO/President        1999      11,539           -          -      50,000          -

Howard C. Mills(5)          2000      38,777           -      2,958           -      1,307
Former CEO/President        1999     172,603           -      4,697           -     22,900
                            1998     164,417           -      4,119           -      3,227

James L. Sherwood, IV       2000     113,543       6,000          -       5,000      2,390
                            1999     111,348       3,220          -       5,000      9,453
                            1998     106,156           -          -           -      2,136

Robert V. Santmyer          2000     118,466      35,000          -      25,000          -

Melvin L. Schuler           2000     110,921       6,243          -       5,000      2,502
                            1999     108,764           -          -       3,000      2,443
                            1998     103,650      54,096          -                  3,345

James C. Dobrowolski        2000     117,903           -          -           -      2,358
                            1999     113,659       6,864      2,400       8,000      2,130
                            1998     112,390      17,950          -           -      2,607

(1)    Value of Company furnished auto.

(2) Amounts contributed to officer under 401(k) plan, insurance plans, and paid vacation.

(3)    Mr. McNew's annual base salary is $200,000.

(4)    Mr. Reis' employment with the Company ceased effective April 2000.

(5) Mr. Mills retired from the Company effective April 16, 1999. The Company entered into a consulting agreement with Mr. Mills whereby he provides certain advisory services. The Agreement is for a term of ten (10) years commencing April 16, 1999 and ending April 15, 2009. Mr. Mills receives $50,000 per year, payable monthly, in exchange for his services.

                              DIRECTOR COMPENSATION

       Except for Howard Mills, who became a consultant to the Company upon his retirement as President and CEO, directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 1999 Directors also received $2,000 and reimbursement of expenses incurred for each meeting of the Board of Directors which they attended. Each Director is granted 5,000 options on the date of their initial election and 2,000 options on each anniversary thereafter to the extent they continue to serve as a Director of the Company. Alvin Nashman (Director) received $2,000 per month for consulting services provided the Company through September 1999.

       Upon his retirement as President and CEO in February 1999, Howard Mills (Director) entered into a Consulting Agreement with the Company for a period of ten years based on an annual rate of $50,000.

                        OPTION GRANTS IN FISCAL YEAR 2000

1994 STOCK OPTION PLAN

                                                                                                  Potential Realizable Value
                                                                                                    at Assured Annual Rates
                                                                                                        of Stock Price
                                               Percent Total                                        Appreciation for Option
                                              Options Granted         Exercise                             Term (3)
                                Options       to Employees in         or Base       Expiration    --------------------------
NAME                          Granted(1)        Fiscal Year           Price($)         Date          5%($)      10%($)
----                          ----------        -----------           --------         ----         ------      ------
Charles L. McNew                45,000              22.2                5.75          10/5/99       129,916     338,915
CEO/President

John J.  Reis(2)                75,000              37.1                5.75          expired          ---        ---
Former CEO/President

Howard C. Mills                      0                 0                   0            ---               0           0
Former CEO/President

Robert V. Santmyer              25,000              12.4                5.75          10/5/09        72,175     188,286
Vice President

James L. Sherwood, IV            5,000               2.5                5.75          10/5/09        14,435      37,657
Vice President

Melvin L. Schuler                5,000               2.5                5.75          10/5/09        14,435      37,657
Vice President

James C. Dobrowolski                 0                 0                   0            ---               0           0
Vice President

(1)    On October 5, 1999 options were granted to the following individuals:
       John J. Reis (75,000), Charles L. McNew (45,000), Robert Santmyer (25,000), Melvin Schuler (5,000) and James Sherwood (5,000). These options may be exercised at a price of $5.75 and are exercisable in 1/3 increments upon the earlier of the share price reaching $9 (33%), $12 (33%), $15 (33%), October 5, 2003, or a change of control event. The options expire October 5, 2009. Mr. Sciacca was granted an option for 10,000 shares under similar terms on December 6, 1999. Mr. May was granted an option for 10,000 shares under similar terms on March 2, 2000.

(2)    Mr. Reis' options expired 90 days after his resignation from the Company.

(3) Discloses the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.



NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

       No options were granted in Fiscal Year 2000

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END VALUES OF UNEXERCISED OPTIONS

                                                                   Number of Unexercised       Value of Unexercised In-The-
                                   Shares                           Options at Year-End        Money Options at Year-end(1)
                                   Acquired on   Value ($)          -------------------        ----------------------------
Name                               Exercise(#)   Realized       Exercisable    Unexercisable   Exercisable   Unexercisable
----                               -----------   --------       -----------    -------------   -----------   -------------
Charles L. McNew                          0             0                0         45,000          $0               $0
President & CEO

John J. Reis(2)                           0             0                0              0           0                0
Former President & CEO

Howard C. Mills(3)                    7,200       $15,624            5,400          1,800           0                0
Former President/CEO

Robert V. Santmyer                        0             0                0         25,000           0                0
Vice President

James L. Sherwood, IV                 1,800        $4,131            3,500          9,500           0                0
Vice President

Melvin L. Schuler                         0             0            4,125          8,375           0                0
Vice President

James C. Dobrowolski                      0             0           10,381          7,994           0                0
Vice President

(1) Based on the fair market value of the Common Stock on June 30, 2000 of $5.50, less the option exercise price.

(2)    Mr. Reis served as President/CEO from March 1, 1999 to April 14, 2000.

(3)    Mr. Mills was President/CEO through February 1999, when he retired.

                     PERFORMANCE GRAPH--SHAREHOLDERS RETURN

       Set forth below is a graph comparing the cumulative return of Halifax Corporation, the Standard & Poor's ("S&P") 500 Composite Stock Index ("S&P 500") and the Technology Sector Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 1994 and a reinvestment of dividends in Halifax Corporation and each of the companies reported in the indices through March 31, 2000 (the end of the Company's fiscal year).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG HALIFAX CORPORATION, THE S & P 500 INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX

                               [PERFORMANCE GRAPH]


*      $100 INVESTED ON 03/31/95 IN THE STOCK OR INDEX.
       INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDING MARCH 31.


                                            CUMULATIVE TOTAL RETURN
                                ----------------------------------------------
                                  3/95    3/96    3/97    3/98    3/99    3/00
HALIFAX CORPORATION             100.00  105.76  265.84  218.10  181.62  175.56
S & P 500                       100.00  132.11  158.30  234.27  277.52  327.32
S & P TECHNOLOGY SECTOR         100.00  135.01  182.52  275.84  442.48  783.40

                          TRANSACTIONS WITH MANAGEMENT

       On May 1, 1986, Ernest L. Ruffner, a director of the Company, joined the law firm of Pompan, Murray, Ruffner & Werfel. Jacob Pompan of that firm has represented Halifax in its government contract affairs since 1984. During the fiscal year ended March 31, 2000, the firm received fees of $53,968 from the Company. In addition, Mr. Ruffner, as General Counsel, until his retirement on December 31, 1999, was paid $102,725 for legal services as General Counsel.

       Upon his retirement as President and CEO in February 1999, Howard Mills entered into a consulting agreement with the Company for a period of ten years at an annual rate of $50,000.

       Dr. Alvin Nashman provided consulting services to the Company, while also performing as a Director of the Company, for which he was compensated at the rate of $2,000 per month. This arrangement concluded in September 1999.

       The Company on May 8, 2000 entered into an Executive Severance Agreement ("Agreement") with Mr. McNew in recognition of his position of high responsibility and authority. The Agreement provides benefits under certain circumstances including a change in control of the Company and remains in effect so long as Mr. McNew continues to be employed by the Company. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or "for cause," as defined therein. Except in connection with a change of control event termination for any other reason results in compensation equal to twelve (12) months salary. In the event of termination within one (1) year after a change in control Mr. McNew would receive compensation equal to twenty-four (24) months salary subject to statutory limitations.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, subject to the ratification of such appointment by the Shareholders, to serve as independent accountants for the Company and its subsidiaries for the year ending March 31, 2001. Deloitte & Touche LLP served as the Company's independent accountants for the year ended March 31, 2000.

       Ernst & Young LLP (the "Former Accountants") resigned as the independent accountants for Halifax Corporation (the "Company") on October 19, 1999.

       No report prepared by the Former Accountants on the consolidated financial position of the Company at March 31, 1999 and 1998, and the consolidated results of operations and its cash flows of each of the three years in the period ended March 31, 1999, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

       In connection with the audit conducted by the Former Accountants for the fiscal year ended March 31, 1999, which was concluded on September 7, 1999, and which included the consolidated balance sheets of the Company as of March 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended March 31, 1999, there were no disagreements between the Company and the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their report on the financial statements for those years.

       The fiscal year 1999 audit was completed on September 7, 1999 with the issuance, by the Former Accountants, of a clean opinion as presented in the Company's Form 10-K which was filed with the SEC on September 9, 1999.

       The Company is advised that no member of the Former Accountants had and Deloitte & Touche LLP has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Deloitte & Touche LLP will be invited to the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company believes that all of these filing requirements were satisfied by its officers and directors and by the other beneficial owners of more than 10% of the Company's Common Stock. On making the foregoing statements, the Company has relied upon copies of the reporting forms received by it and certain written representations.

                             SHAREHOLDERS' PROPOSALS

       Pursuant to the proxy rules under the Exchange Act, the Company's shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2001 Annual Meeting of Stockholders (the "2001 Meeting") will be June 30, 2001. As to all such matters which the Company does not have notice on or prior to June 30, 2001, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2001 Meeting to vote on such proposal. A shareholder proposal regarding the 2001 Meeting must be submitted to the Company at its office located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, by April 17, 2001 to receive consideration for inclusion in the Company's 2001 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                          TRANSFER AGENT AND REGISTRAR

       The American Stock Transfer & Trust Company, is the Company's transfer agent and registrar.

                                  OTHER MATTERS

       As of the date of this Proxy Statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy holder.

                                    FORM 10-K

       THE ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 2000, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS, SHOULD THEY SO DESIRE, MAY OBTAIN A COPY OF THE FORM 10-K WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, FROM THE COMPANY BY WRITTEN REQUEST WHICH SHOULD BE MADE TO HALIFAX CORPORATION, 5250 CHEROKEE AVENUE, ALEXANDRIA, VIRGINIA 22312, ATTENTION: CORPORATE SECRETARY.

                                              By Order of the Board of Directors

                                              Ernest L. Ruffner
                                              Secretary

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                               HALIFAX CORPORATION

                               SEPTEMBER 21, 2000

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         The undersigned acknowledges receipt with this Proxy a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held September 21, 2000.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE MEETING

IMPORTANT:  Please date this proxy and sign exactly as           Dated:_________________________, 2000
your name(s) appear in the Company records.  If shares held
jointly, signatures should include both names.  Executors,
administrators, trustees, guardians, and others, signing in a          __________________________
representative capacity, please give full title.  If a                  Signature of Shareholder
corporation, please sign in full corporate name by president
or other authorized officer.  If a partnership, please sign            __________________________
partnership name by authorized person.                                 Signature, if held jointly


PROXY                          HALIFAX CORPORATION                      PROXY
                              5250 Cherokee Avenue
                           Alexandria, Virginia 22312

          Annual Meeting of Shareholders to be held September 21, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ernest L. Ruffner and Joseph Sciacca or either of them, as proxies and attorneys in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.24 par value, of Halifax Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Halifax Corporation to be held on September 21, 2000 and at any adjournment thereof..

1.  Election of Directors:      FOR ALL NOMINEES listed below                WITHHOLD AUTHORITY
                                (except as marked on the contrary below)     to vote for all nominees listed below


                                    Arch C. Scurlock            Charles L. McNew               John M. Toups
                                    John H. Grover              Alvin E. Nashman               Thomas L. Hewitt


2.    Proposal to ratify Deloitte & Touche, LLP as Independent Public Accountants of the Company for
      the fiscal year ending March 31, 2001.

                  FOR                                AGAINST                       ABSTAIN


3.   In their discretion, upon such other matters as properly may come before the meeting.